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                                                                   Exhibit 23
                                                                   CONFORMED

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 16, 1995, appearing in this Annual Report on Form 10-K of Chrysler Corporation for the year ended December 31, 1994, in the following Registration Statements:

        REGISTRATION
FORM    STATEMENT NO.           DESCRIPTION
S-8     33-5588           Chrysler Salaried Employees' Savings Plan

S-8     33-6117           Chrysler Corporation Stock Option Plan

S-3     33-13739          Chrysler Corporation Common Stock deliverable to
                          Selling stockholder named therein

S-3     33-15716          Chrysler Corporation Common Stock deliverable to
                          Selling stockholder named therein

S-8     33-15544          Chrysler Corporation Common Stock deliverable
        (Post-Effective) pursuant to the 1972 and 1980 American Motors Amendment No. 1) Corporation Stock Option Plans

S-3     33-15849          Chrysler Corporation Debt Securities

S-3     33-22233          Chrysler Corporation Common Stock deliverable to
                          Selling stockholders named therein

S-3     33-39688          Chrysler Corporation Common Stock deliverable to
                          Selling stockholders named therein

S-8     33-47986          Chrysler Corporation 1991 Stock Compensation Plan

S-3     33-59294          Chrysler Corporation Common Stock deliverable to
                          Selling stockholders named therein

S-8     33-55817          Chrysler Corporation 1991 Stock Compensation Plan



Deloitte & Touche LLP
Detroit, Michigan
February 2, 1995